    As filed with the Securities and Exchange Commission on October 8, 2002.


                                                      Registration No. 333-89408
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 5

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                          MONTPELIER RE HOLDINGS LTD.
             (Exact name of Registrant as specified in its charter)

              BERMUDA                                6331                            NOT APPLICABLE
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                                MINTFLOWER PLACE
                              8 PAR-LA-VILLE ROAD
                                 HAMILTON HM 08
                                    BERMUDA
                           TELEPHONE: (441) 296-5550
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                             ---------------------
                             CT CORPORATION SYSTEM
                               111 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10011
                           TELEPHONE: (212) 590-9200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                 MICHAEL GROLL, ESQ.                                  RICHARD J. SANDLER, ESQ.
               JOSEPH D. FERRARO, ESQ.                               NICHOLAS A. KRONFELD, ESQ.
        LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.                         DAVIS POLK & WARDWELL
                 125 WEST 55TH STREET                                   450 LEXINGTON AVENUE
               NEW YORK, NY 10019-5389                                   NEW YORK, NY 10017

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                         AGGREGATE OFFERING                         AMOUNT OF
            SECURITIES TO BE REGISTERED                          PRICE(1)(2)                        REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Shares, par value 1/6 cent per share........             $250,000,000                           $23,000(3)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2) Includes shares subject to the underwriters' over-allotment option.

(3) Previously paid.
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 5 to the Registration Statement (No. 333-89408) on Form S-1 of Montpelier Re Holdings Ltd. is being filed for the sole purpose of filing
Exhibit 1.1, the Form of Underwriting Agreement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the common shares being registered hereby. All of such expenses are estimates, other than the filing and listing fees payable to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and the New York Stock Exchange.

Filing Fee -- Securities and Exchange Commission............  $     23,000
Filing Fee -- National Association of Securities Dealers,
  Inc.......................................................  $     25,500
Listing Fees -- New York Stock Exchange.....................  $    102,100
Fees and Expenses of Counsel................................  $  1,600,000
Printing Expenses...........................................  $    350,000
Fees and Expenses of Accountants............................  $    300,000
Blue Sky Fees and Expenses..................................  $     10,000
Miscellaneous Expenses......................................  $    150,000
                                                              ------------
Total                                                         $  2,560,600
                                                              ============

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Bye-law 31 of the Registrant's bye-laws provides, among other things, that:
(a) the directors and officers of the Registrant, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided, that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

     Bye-law 32 of the Registrant's bye-laws provides that each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Registrant, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Registrant, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

     The Registrant's officers and directors are covered by insurance (with certain exceptions and with certain limitations) which indemnifies them against losses and liabilities arising from certain alleged wrongful acts, including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

     Reference is made to the form of Underwriting Agreement to be filed as
Exhibit 1.1 hereto for provisions providing that the Underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of the Registrant against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     Reference is made to the Shareholders Agreement to be filed as Exhibit 10.1 hereto for provisions providing that the Registrant and certain holders of common shares and warrants are each obligated to indemnify the other for certain actions.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Since its formation, the Registrant has issued unregistered securities as described below. None of the transactions involved any underwriters, underwriting discounts or commissions, or any public offering and the Registrant believes that each transaction, if deemed to be a sale of a security, was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder, Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701 or Regulation S for offerings of securities outside of the United States. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, such securities were restricted as to transfers and appropriate legends were affixed to the share certificates and instruments issued in such transactions.

     (1) On December 12, 2001, the Registrant sold 8,480,000 common shares (50,880,000 common shares following the share split) to certain accredited investors for an aggregate price of $848 million. The sales of shares were made in reliance on Regulation D.

     (2) On January 3, 2002, the Registrant sold 260,000 common shares (1,560,000 common shares following the share split) to certain accredited investors for an aggregate price of $26 million and issued 1,220,104 warrants (7,320,624 warrants following the share split) to purchase common shares. The sales of shares and warrants were made in reliance on Regulation D.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
  1.1    Form of Underwriting Agreement.
  3.1**  Memorandum of Association.
  3.2**  Bye-Laws.
  4.1**  Specimen Common Share Certificate.
  4.2**  Share Purchase Warrant, dated as of January 3, 2002, between the Registrant and Banc of America Securities LLC, as
         amended by Amendment, dated as of February 11, 2002, as
         further amended by Amendment, dated as of July 1, 2002.
  4.3**  Share Purchase Warrant, dated January 3, 2002, between the
         Registrant and Benfield Group plc, as amended by Amendment, dated as of February 11, 2002, as further amended by
         Amendment, dated as of July 1, 2002.
  4.4**  Share Purchase Warrant, dated January 3, 2002, between the
         Registrant and White Mountains Insurance Group, Ltd., as
         amended by Amendment, dated as of February 11, 2002, as
         further amended by Amendment, dated as of July 1, 2002.
  5.1**  Opinion of Conyers Dill & Pearman.
  8.1**  Opinion of Cahill Gordon & Reindel.
 10.1**  Shareholders Agreement, dated as of December 12, 2001, among the Registrant and each of the persons listed on Schedule 1 thereto, as amended by Amendment No. 1, dated December 24,
         2001.
 10.2**  Service Agreement, dated as of December 12, 2001, between
         Anthony Taylor, the Registrant and Montpelier Reinsurance
         Ltd.
 10.3**  Service Agreement, dated as of January 24, 2002, between
         Anthony Taylor and Montpelier Marketing Services (UK)
         Limited.
 10.4**  Service Agreement, dated as of January 1, 2002, between C.
         Russell Fletcher, III and Montpelier Reinsurance Ltd.
 10.5**  Service Agreement, dated as of January 1, 2002, between
         Thomas George Story Busher and Montpelier Reinsurance Ltd.
 10.6**  Service Agreement, dated as of January 24, 2002, between
         Thomas George Story Busher and Montpelier Marketing Services
         (UK) Limited.
 10.7**  Service Agreement, dated as of January 24, 2002, between
         Nicholas Newman-Young and Montpelier Marketing Services (UK)
         Limited.
 10.8**  Credit Agreement, dated as of December 12, 2001, among the
         Registrant and Various Financial Institutions, as amended by
         Amendment Agreement, dated as of December 26, 2001, by
         Second Amendment Agreement, dated as of June 17, 2002 and by
         Third Amendment Agreement, dated as of August 1, 2002.
 10.9**  Share Option Plan.
10.10**  Performance Unit Plan.
 21.1**  Subsidiaries of the Registrant.
 23.1**  Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
 23.2    Consent of PricewaterhouseCoopers.
 23.3**  Consent of Cahill Gordon & Reindel.
 24.1**  Power of Attorney (included as part of the signature pages).
 99.1**  Form F-N.


---------------

 * To be filed by amendment
** Previously filed

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 8th day of October, 2002.


                                          MONTPELIER RE HOLDINGS LTD.

                                          By:                  *
                                            ------------------------------------
                                            Name: Anthony Taylor
                                            Title:  President and Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of October, 2002.



                       SIGNATURE                                                  TITLE
                       ---------                                                  -----

                           *                                                    Chairman
 ------------------------------------------------------
                  John J. (Jack) Byrne


                           *                                    President and Chief Executive Officer and
 ------------------------------------------------------          Director (Principal Executive Officer)
                     Anthony Taylor


                           *                                      Chief Financial Officer and Director
 ------------------------------------------------------               (Principal Financial Officer)
                     K. Thomas Kemp


                           *                                         (Principal Accounting Officer)
 ------------------------------------------------------
                    Neil McConachie


                           *                                                    Director
 ------------------------------------------------------
                   John D. Gillespie


                           *                                                    Director
 ------------------------------------------------------
                    Raymond Barrette


                           *                                                    Director
 ------------------------------------------------------
                       Tom Hutton


                           *                                                    Director
 ------------------------------------------------------
                   Raymond M. Salter


                           *                                                    Director
 ------------------------------------------------------
                   Allan W. Fulkerson

                       SIGNATURE                                                  TITLE
                       ---------                                                  -----

                           *                                                    Director
 ------------------------------------------------------
                    William Spiegel


                           *                                                    Director
 ------------------------------------------------------
                   Steven J. Gilbert


                           *                                                    Director
 ------------------------------------------------------
                    Kamil M. Salame


                           *
 ------------------------------------------------------
                   John D. Gillespie
    (authorized representative in the United States)


 *By:                /s/ Thomas G.S. Busher
        -----------------------------------------------
                        Attorney-in-fact